Exhibit 99.10

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

PRO FORMA COMBINATION OF LORAL SKYNET AND TELESAT CANADA

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 16, 2006, a joint venture company (“Acquireco”) formed by Loral Space & Communication Inc. (“Loral”) and its Canadian partner, the Public Sector Pension Investment Board (“PSP”) entered into a definitive agreement with BCE Inc. (“BCE”) to acquire 100% of the stock of Telesat Canada. On October 31, 2007, Acquireco completed the Telesat Canada acquisition and substantially all of Loral Skynet Corporation’s (“Loral Skynet”) assets and related liabilities were transferred to a subsidiary of Acquireco. This subsidiary was combined with Telesat Canada. The parent company of Acquireco (“Telesat Holding” or “Telesat”) financed the acquisition through debt from a group of financial institutions.

The following unaudited pro forma condensed consolidated statements of operations of Telesat Holding for the six month period ended June 30, 2007 and for the year ended December 31, 2006 and the unaudited pro forma condensed consolidated balance sheet of Telesat Holding as of June 30, 2007 are based on the historical financial statements of Telesat Canada and Loral Skynet Corporation after giving effect to Telesat Holding’s acquisitions of Telesat Canada and Loral Skynet and the related transactions (collectively, the “Transactions”). The unaudited pro forma condensed consolidated statements of operations present the acquisitions as if they had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet presents the Transactions as if they had occurred on June 30, 2007. Where applicable, all information has been translated from United States dollars ($) to Canadian dollars (CAD). Income statement information of Loral Skynet Corporation has been translated using the average exchange rate of $1.00/CAD 1.1349 for the six month period ended June 30, 2007 and $1.00/CAD 1.1344 for the year ended December 31, 2006. Balance sheet information has been translated using the June 30, 2007 exchange rate of $1.00/CAD 1.0654. The unaudited pro forma condensed consolidated financial information is presented in accordance with Canadian GAAP. A reconciliation to United States GAAP is also provided.

The Transactions have been reflected by Telesat Holding using the purchase method of accounting and the assets of Loral Skynet and Telesat Canada are presented at their estimated fair value. The unaudited pro forma condensed consolidated financial information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed. These preliminary estimates are based on available information, certain assumptions and preliminary valuation work performed by independent appraisers. These preliminary estimates will change upon finalization of the fair value of acquired assets and liabilities.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial information. You should read the unaudited pro forma condensed consolidated financial information and the related notes thereto in conjunction with the historical consolidated financial statements and related notes thereto of Telesat Canada and Loral Skynet Corporation, included elsewhere herein or previously filed with the Securities and Exchange Commission (“SEC”) in Loral’s Current Report on Form 8-K filed on August 9, 2007.

The unaudited pro forma condensed consolidated statements of operations do not include any assumptions regarding cost savings synergies which may be achievable subsequent to the close of the transactions, or the full year benefit expected as a result of the successful launch of Anik F3 in April 2007. Nor does the unaudited pro forma condensed consolidated statement of operations include the effect of certain non-recurring transactions such as payments under retention plans to employees of Telesat Canada or Loral Skynet and redemption premiums relating to the early extinguishment of debt. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that would actually have occurred had the Transactions been consummated as of the dates or at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

Telesat Holding

Unaudited Pro Forma Condensed Consolidated Statement of Operations (1)

For the Year Ended December 31, 2006

	Historical Loral Skynet Corporation	Historical Loral Skynet Corporation	Historical Telesat Canada	Pro Forma Adjustments				Pro Forma
				Acquisition		Financing
	(US$)	(CAD)	(CAD)	(CAD)		(CAD)		(CAD)
	(in millions)
Service revenues	163.7	185.7	435.1					620.8
Equipment sales revenues			43.9					43.9

Total operating revenues	163.7	185.7	479.0					664.7

Amortization	45.6	51.7	120.7	19.5	(a)			191.9
Operations and administration	97.0	110.0	183.4	(2.0	)(a)			291.4
Cost of equipment sales			34.6					34.6
Corporate allocations and management fees	9.9	11.2		(5.6	)(i)			5.6

Total operating expenses	152.5	172.9	338.7	11.9				523.5

Operating income	11.2	12.8	140.3	(11.9)				141.2
Interest and investment income	8.7	9.9		(8.1	)(a2)			—
				(1.8	)(j)
Interest expense	(17.6)	(20.0)	(24.6)	(4.1	)(j)	(11.2	)(d)	(333.5)
						(301.4	)(e)
						(2.5	)(e)
						(7.3	)(f)
						37.6	(g)
Other (expense) income	(4.7)	(5.3)	10.0	5.9	(j)			10.6

(Loss) income before taxes	(2.4)	(2.6)	125.7	(20.0)		(284.8)		(181.7)
Income tax (provision) benefit	(5.4)	(6.1)	(21.7)	7.1	(k)	96.9	(k)	76.2

(Loss) income after tax	(7.8)	(8.7)	104.0	(12.9)		(187.9)		(105.5)
Equity losses of affiliates	(7.1)	(8.1)	—	8.1	(a2)	—		—

Net (loss) income	(14.9)	(16.8)	104.0	(4.8)		(187.9)		(105.5)

(1)	The Pro Forma column is presented in accordance with Canadian GAAP.

Telesat Holding

Unaudited Pro Forma Condensed Consolidated Statement of Operations (1)

For the Six Months Ended June 30, 2007

	Historical Loral Skynet Corporation	Historical Loral Skynet Corporation	Historical Telesat Canada	Pro Forma Adjustments
				Acquisition		Financing		Pro Forma
	(US$)	(CAD)	(CAD)	(CAD)		(CAD)		(CAD)
	(in millions)
Service revenues	69.0	78.3	224.3					302.6
Equipment sales revenues			26.1					26.1
Sales-type lease revenues			32.6					32.6

Total operating revenues	69.0	78.3	283.0					361.3

Amortization	26.4	30.0	61.4	9.8	(a)			101.2
Operations and administration	43.4	49.3	86.5					135.8
Cost of equipment sales			21.2					21.2
Cost of sales-type lease			15.5					15.5
Corporate allocations and management fees	5.9	6.7		(3.9	)(i)			2.8

Total operating expenses	75.7	86.0	184.6	5.9				276.5

Operating (loss) income	(6.7)	(7.7)	98.4	(5.9)				84.8
Interest and investment income	2.9	3.3		(0.5	)(j)			—
				(2.8	)(a2)
Interest expense	(6.3)	(7.1)	(10.6)	(7.3	)(j)	(5.6	)(d)	(169.2)
						(150.8	)(e)
						(1.4	)(e)
						(3.9	)(f)
						17.5	(g)
Unrealized gain on foreign exchange contracts	65.5	74.3						74.3
Other income	0.1	0.1	6.5	7.8	(j)			14.4

Income (loss) before taxes	55.5	62.9	94.3	(8.7)		(144.2)		4.3
Income tax (provision) benefit	(23.7)	(26.9)	(29.8)	3.1	(k)	48.9	(k)	(4.7)

Income (loss) after tax	31.8	36.0	64.5	(5.6)		(95.3)		(0.4)
Equity losses of affiliates	(4.6)	(5.2)	—	5.2	(a2)	—		—

Net income loss	27.2	30.8	64.5	(0.4)		(95.3)		(0.4)

(1)	The Pro Forma column is presented in accordance with Canadian GAAP.

Telesat Holding

Unaudited Pro Forma Condensed Consolidated Balance Sheet (1)

June 30, 2007

	Historical Loral Skynet Corporation	Historical Loral Skynet Corporation	Historical Telesat Canada	Pro Forma Adjustments
				Acquisition		Financing		Pro Forma
	(US$)	(CAD)	(CAD)	(CAD)		(CAD)		(CAD)
	(in millions)
Assets:
Cash and cash equivalents	14.7	15.7	44.4	(3,277.1	)(a)	513.5	(d)	70.2
				(34.3	)(a)	3,231.6	(e)	—
				(5.2	)(h)	(67.9	)(f)
						(350.5	)(g)
Accounts receivable, net	12.2	13.0	247.2	(201.0	)(a)			59.2
Other current assets	85.1	90.6	43.3	(10.3	)(a)	(63.6	)(e)	59.5
				(0.5	)(a)
Deferred tax asset—current	—	—	5.5					5.5

Total current assets	112.0	119.3	340.4	(3,528.4)		3,263.1		194.4
Property, plant and equipment—net	464.5	494.9	1,446.4	(46.6	)(a)			1,894.7
Investments in and advances to affiliates	95.6	101.8	15.1	(101.8	)(a)			0.6
				(14.5	)(a)
Goodwill	72.7	77.4	53.5	(130.9	)(a)			2,192.3
				2,192.3	(a)
Other assets	61.5	65.5	40.5	(3.8	)(a)	(6.0	)(g)	1,027.5
				930.4	(a)
				0.9	(a)

Total assets	806.3	858.9	1,895.9	(702.4)		3,257.1		5,309.5

Liabilities and Shareholders’ Equity
Current portion of debt	—	—	3.3			21.2	(e)	24.5
Accounts payable	5.3	5.6	32.3					37.9
Accrued employment costs	4.9	5.2	—					5.2
Customer advances	8.8	9.4	50.2					59.6
Income taxes payable	3.0	3.2	12.3	(3.2	)(a)			12.3
Accrued interest and preferred dividends	20.7	22.1	—			(22.1	)(b)	—
Other current liabilities	0.3	0.3	58.7	(21.2	)(a)			37.5
				(0.3	)(a)
Due to related parties	64.7	68.9	—	(63.6	)(a)			5.3

Total current liabilities	107.7	114.7	156.8	(88.3)		(0.9)		182.3
Pension and other postretirement liabilities	19.1	20.3	10.7	(9.4	)(a)			26.5
				4.9	(a)
Long-term debt	128.0	136.4	211.2			3044.4	(e)	2,954.8
						(23.8	)(e)
						(345.5	)(g)
						(67.9	)(f)
Long-term liabilities	72.3	77.0	350.7	(24.8	)(a)	99.9	(e)	502.8
Deferred tax liability—long-term	—	—	197.6	115.9	(a)			313.5
Preferred stock, mandatorily redeemable						159.8	(d)	159.8

Total liabilities	327.1	348.4	927.0	(1.7)		2,866.0		4,139.7

Shareholders’ equity
Parent company investment	289.2	308.1	—	(548.1	)(c)	240.0	(b)	—
Common stock	—	—	341.1	(341.1	)(c)	35.5	(b)	1,199.4
				783.9	(a)	353.7	(d)
						26.3	(e)
Series A preferred stock	225.3	240.0				(240.0	)(b)	—
Paid-in capital	—	—	184.6	(184.6	)(c)			—
(Accumulated deficit) retained earnings	(43.8)	(46.7)	450.5	(403.8	)(c)	(13.4	)(b)	(29.6)
				(5.2	)(h)	(5.0	)(g)
						(6.0	)(g)
Accumulated other comprehensive income (loss)	8.5	9.1	(7.3)	(1.8	)(c)			—

Total shareholders’ equity	479.2	510.5	968.9	(700.7)		391.1		1,169.8

Total liabilities and shareholders’ equity	806.3	858.9	1,895.9	(702.4)		3,257.1		5,309.5

(1)	The Pro Forma column is presented in accordance with Canadian GAAP.

Telesat Holding

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(amounts in millions)

(a) Reflects the preliminary estimate of the allocation of the purchase price for Telesat Canada and Loral Skynet (CAD in millions).

The fair value of Loral Skynet reflects the negotiated value between Loral and PSP (as adjusted for the expenditures through June 30, 2007 on Telstar 11N), of which US$25.5 (CAD 27.1) was paid via the transfer of marketable securities to Loral and the balance in common stock of Telesat. The historical amounts for Loral Skynet Corporation are based on the fair values determined in connection with Loral Skynet Corporation’s adoption of fresh-start accounting effective October 1, 2005.

	Loral Skynet	Telesat	Total
Purchase price (translated at $1.00/CAD 1.0654)	27.1	3,250.0	3,277.1
Balance of fair value of Loral Skynet	783.9		783.9
Estimated acquisition costs(1)	—	34.3	34.3

Total purchase price to be allocated	811.0	3,284.3	4,095.3

Historical net assets	510.5	968.9	1,479.4
Less, historical goodwill	(77.4)	(53.5)	(130.9)
Less excluded assets and liabilities:
Investment in XTAR(2)	(101.8)		(101.8)
Globalstar securities(2)	(10.3)		(10.3)
Due to related parties	63.6		63.6
Tax liabilities	27.8		27.8
Pension liabilities	9.4		9.4
Promissory notes receivable–BCE(3)		(201.0)	(201.0)
Promissory notes receivable–TMI(3)		(3.8)	(3.8)
Promissory notes payable–BCE(3)		21.2	21.2
Investment in WildBlue(3)		(14.5)	(14.5)

Acquired historical net assets	421.8	717.3	1,139.1

				Estimated Useful Life (years)	Amortization Expense
					Annual	Six Months
Estimated fair value increments:
Fixed assets	(31.3)	(15.3)	(46.6)	6.9	(6.8)	(3.4)
Intangible assets:
Orbital locations	16.4	494.1	510.5	Indefinite
Backlog, net	6.2	207.8	214.0	13.0	16.5	8.3
Customer relationships	51.2	138.6	189.8	19.4	9.8	4.9
Trade names	(3.9)	20.0	16.1	Indefinite

Total intangible assets	69.9	860.5	930.4		26.3	13.2

Total adjustment to amortization					19.5	9.8

Pension asset		0.9	0.9		(1.4)	—
Other benefits liability		(4.9)	(4.9)		(0.6)	—

Total adjustment to operations and administration					(2.0)	—

Total estimated fair value increments	38.6	841.2	879.8
Less related deferred tax impact(4)		(115.9)	(115.9)

Identifiable net assets at fair value	460.4	1,442.6	1,903.0

Goodwill	350.6	1,841.7	2,192.3

(1)	Represents estimated merger and acquisition, legal, valuation, accounting fees and expenses.

(2)	Income associated with excluded assets has also been adjusted. Accordingly, equity losses of affiliates, relating to XTAR, of CAD 5.2, for the six months ended June 30, 2007 and CAD 8.1 for the year ended December 31, 2006 and the gain on sale of Globalstar securities realized of CAD 2.8 for the six months ended June 30, 2007 and CAD 8.1 for the year ended December 31, 2006, have also been eliminated.
(3)	Pursuant to the definitive share purchase agreements with BCE, certain assets and liabilities of Telesat Canada are excluded from the sale. Refer to the financial statements of Telesat Canada for a description of these assets and liabilities.
(4)	Represents a deferred tax adjustment on the Telesat fair market value increments, other than assets with indefinite lives, at the future tax rate of 31.86% and an additional valuation allowance on the tax benefit from capital losses to be incurred at the acquisition date.

The unaudited pro forma condensed consolidated financial information reflects our preliminary allocation of the purchase price to goodwill and other assets and liabilities. The final purchase price allocation may result in a different allocation of these other assets and liabilities, including intangible assets, presented in this note. An increase or decrease in the amount of purchase price allocation to amortizable assets would affect the amount of annual amortization expense. Amortizable intangible assets have been amortized on a straight-line basis in the accompanying unaudited pro forma condensed consolidated statement of operations. The fair value reflected for satellites under construction is equal to the amount of costs incurred as of June 30, 2007.

(b) Reflects the cash payments by Loral Skynet Corporation, concurrent with the close of the Transactions, to fund the redemption of the Loral Skynet Corporation Series A Preferred Stock, as well as to pay all interest, redemption premium and any other amounts that may be due in respect of Loral Skynet Corporation’s senior secured notes (see Note g) (CAD in millions):

Loral Skynet Corporation Series A Preferred Stock		240.0
Accrued dividends on the Loral Skynet Corporation Series A Preferred Stock	13.4
Accrued interest on the Loral Skynet Corporation senior secured notes	8.7

Total accrued interest and accrued dividends	22.1
Redemption premium on the Loral Skynet Corporation senior secured notes	13.4

Total accrued interest, preferred dividends and redemption premium to be paid		35.5

Total cash to be paid by Loral Skynet Corporation		275.5

The charge for the redemption premium on the Loral Skynet Corporation senior secured notes has not been included in the unaudited pro forma condensed consolidated statement of operations because it is a non-recurring charge directly attributable to the Transactions.

(c) Reflects the elimination of the historical shareholders’ equity as follows (CAD in millions):

	Loral Skynet Corporation	Telesat	Total
Parent company investment	548.1		548.1
Common stock		341.1	341.1
Paid-in capital		184.6	184.6
(Accumulated deficit) retained earnings	(46.7)	450.5	403.8
Accumulated other comprehensive income (loss)	9.1	(7.3)	1.8

	510.5	968.9	1,479.4

(d) Reflects the cash equity contributions by PSP and reimbursement to Loral to effect the 64% / 36% economic ownership (CAD in millions).

The cash equity contributions reflect a true-up between Telesat, PSP and Loral under the Ancillary Agreement to reflect the amounts of our relative contributions, after giving effect to among other things, the exchange rate then in effect, gains and/or losses on hedging transactions, the spending on Telstar 11N and interim taxes.

Common Equity
PSP	399.5
Loral	(45.8)

Total common equity	353.7

		Dividends @ 7%
		Annual	Six Months
PSP Preferred Equity	159.8	11.2	5.6

Total cash to Telesat	513.5

The PSP preferred equity has been reflected as a liability because it is mandatorily redeemable at the option of the holders on or after the twelfth anniversary of its issuance date and the dividends have been reflected as interest expense. The dividends on the preferred equity are assumed to be paid in kind (i.e. in additional shares of preferred stock) until certain financial conditions are achieved.

(e) Reflects the assumption of debt by Telesat to finance the Transactions (CAD in millions):

Principal
Revolver (based on June 30, 2007 exchange rate of $1.00/CAD 1.0654)	26.3
Term loan A (CAD denominated)	200.0
Term loan B (based on June 30, 2007 exchange rate of $1.00/CAD 1.0654)	1,869.8
Bridge facility (based on June 30, 2007 exchange rate of $1.00/CAD 1.0654)	969.5

Total debt	3,065.6
Less, current portion	21.2

Long-term debt	3,044.4

Total debt on balance sheet	3,065.6
Original issue discount on senior secured facilities	(23.8)
Net gain on derivatives recorded by Loral Skynet Corporation in other current assets	63.6
Value of hedges contributed by PSP	26.3
Reclassification of liability for fair value of remaining basis swap derivative	99.9

Total debt proceeds received	3,231.6

Interest expense, including commitment fees and amounts to compensate lenders for Canadian withholding tax, is estimated to be CAD 150.8 for the six months ended June 30, 2007 and CAD 301.4 for the year ended December 31, 2006 based on the estimated weighted average effective interest rate for the Telesat debt of approximately 9.8%. This estimated weighted average interest rate is estimated based on rates established in the credit and bridge facility agreements at closing, as affected by exchange rates as of and for the period ended June 30, 2007 and the currency basis swap on a portion of Term loan B. The loans will typically bear interest at a floating rate of the Bankers Acceptance rate or an Alternative Base Rate, as applicable, or LIBOR plus an applicable margin. The annual pretax effect of a 1/8% variance in interest rates would be approximately CAD 4.

The senior secured debt is being issued with an all-in original issue discount of 1.0%, which equates to CAD 23.8. These amounts have been reflected as debt discount on the accompanying unaudited pro forma condensed consolidated balance sheet. Amortization of these fees was estimated using the effective interest method based on the term of the respective loans. Such amortization is estimated to be CAD 1.4, for the six months ended June 30, 2007 and CAD 2.5 for the year ended December 31, 2006.

(f) Reflects estimated financing fees and expenses in connection with the debt financing of CAD 67.9.

These amounts have been reflected as debt discount on the accompanying unaudited pro forma condensed consolidated balance sheet. Amortization of these fees was estimated using the effective interest method based on the term of the respective loans. Such amortization is estimated to be CAD 3.9, for the six months ended June 30, 2007 and CAD 7.3 for the year ended December 31, 2006.

(g) Reflects the repayment of the existing Loral Skynet Corporation senior secured notes, Telesat Canada bank debt and the Telesat Canada 8.2% Senior Notes (CAD in millions):

				Interest Expense
	Debt	Redemption Premium	Total	Six Months Ended June 30, 2007	Year Ended December 31, 2006
Loral Skynet Corporation	136.4	(see (b) above)	136.4	10.1	20.2
Telesat Canada—long term	209.1	5.0	214.1	7.4	17.4

	345.5	5.0	350.5	17.5	37.6

Write-off of Loral Skynet’s Corporation’s deferred financing cost relating to the 14% senior secured notes			6.0

The charges for the redemption premium on the Loral Skynet Corporation senior secured notes and the Telesat Canada long-term notes, as well as the write-off of the deferred financing cost relating to the Loral Skynet Corporation senior secured notes, have not been included in the unaudited pro forma condensed consolidated statement of operations because they are nonrecurring charges directly attributable to the Transactions.

(h) Reflects the estimated payments under retention plans to Telesat Canada and Loral Skynet employees of CAD 5.2.

The charges for these payments have not been included in the unaudited pro forma condensed consolidated statement of operations because they are non-recurring charges directly attributable to the Transactions. In addition, there are transaction related payments that are due to employees of Telesat Canada that are the responsibility of BCE. BCE has elected to have Telesat Canada make these payments, and as a result there will be a corresponding decrease to the purchase price.

(i) Reflects the provisions of the agreement entered into between Loral and Telesat to pay Loral US$5 annually for consulting services to be provided to Telesat (in millions):

	Six Months Ended June 30,2007		Year Ended December 31, 2006
Consulting services per agreement to be entered into with Loral	US$	2.5	US$	5.0
Historical Loral Corporate expenses allocated to Loral Skynet Corporation		5.9		9.9

Reduction to operating expenses	US$	3.4	US$	4.9

Reduction to operating expenses (translated at the average period exchange rate)		CAD 3.9		CAD 5.6

We do not believe that Telesat will incur replacement costs as a result of this arrangement.

Cash payments to Loral earned under this arrangement are assumed to be deferred with interest until a total leverage ratio is achieved under the senior secured credit facilities and notes described in Note (e) above.

(j) The Loral Skynet Corporation financial information presented herein is in accordance with Canadian GAAP in all material respects. The following reclassifications have been made to Loral Skynet’s Corporation’s historical financial statements to conform with the presentation used by Telesat Canada (CAD in millions):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
Reclassification of the balance of interest and investment income not eliminated in (a1) above, to other income	0.5	1.8
Reclassification of the interest expense capitalized by Loral Skynet Corporation to other income	7.3	4.1

	7.8	5.9

(k) Reflects a tax benefit on the pro forma adjustments, excluding a tax benefit on the preferred dividends described in Note (d) above, utilizing the Telesat Canada historical rate of 35.3% for the six months ended June 30, 2007 and 35.4% for the year ended December 31, 2006.

(l) The following summarizes the non-recurring charges directly attributable to the Transactions that have not been included in the accompanying unaudited pro forma condensed consolidated statement of operations as more fully described in the notes above (CAD in millions):

Note Reference		Year Ended December 31, 2006

(b)	Redemption premium on the Loral Skynet Corporation senior secured notes	13.4
(g)	Write-off of deferred financing cost relating to the Loral Skynet Corporation senior secured notes	6.0
(g)	Redemption premium on the Telesat Canada long-term notes	5.0
(h)	Estimated payments under retention plans to employees of both companies	5.2

	Total non-recurring charges directly attributable to the Transactions not included in the pro forma statement of operations	29.6

(m) The unaudited pro forma condensed consolidated financial information has been presented in accordance with Canadian GAAP. The following reconciles the differences according to Canadian GAAP and United States GAAP (CAD in millions):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
Reconciliation of Pro Forma Net Loss
Canadian GAAP—Net income (loss)	(0.4)	(105.5)
Gains (losses) on derivatives	(12.4)	(1.0)
Sales-type lease—operating lease for United States GAAP	(29.3)
Capital lease—operating lease for United States GAAP	13.6
Tax effect of above adjustments	9.5	0.3
Accounting for uncertain tax positions	1.8	—

United States GAAP—Net Loss	(17.2)	(106.2)